UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2007

Spectre Gaming, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-25764	41-1675041
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

14200 23rd Avenue N.
Minneapolis, MN 55447
(Address of principal executive offices)

(763) 553-7601
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Forbearance Agreement with PDS Gaming Corporation

On May 22, 2007, Spectre Gaming, Inc. (the “Company”) entered into a Forbearance Agreement with PDS Gaming Corporation (“PDS”). The Company entered into the Forbearance Agreement primarily as a result of defaults in principal and interest payments owed to PDS pursuant to the terms of certain promissory notes delivered in connection with a Master Loan Agreement between the parties and dated June 29, 2006. Under the Forbearance Agreement, the Company agreed to PDS’ delivery of written instructions pertaining to the payment of funds contained in a restricted account directly to PDS. The restricted account receives all payments from the Company’s AWP machines that were purchased using financing obtained from PDS under the Master Loan Agreement, and was established in connection with the Master Loan Agreement as security for the Company’s payment obligations thereunder. In addition, the Company agreed to have operational by June 15, 2007, an aggregate of 273 AWP machines (financed by PDS) in the State of Florida, and to sell another 180 AWP machines (financed by PDS) to a third party.

Warrant Exercise and Subscription Agreement

On May 15, 2007, D. Bradly Olah, the Company’s Chief Executive Officer, entered into a Warrant Exercise and Subscription Agreement with the Company pursuant to which Mr. Olah exercised a warrant to purchase 320,000 shares of Company common stock at $0.25 per share. Pursuant to the terms of the agreement, Mr. Olah also received 160,000 additional shares of common stock as incentive to exercise the warrant. The securities were issued to Mr. Olah in a private placement exempt from registration under the Securities Act of 1933. Therefore, no such securities may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Specifically, the Company offered and sold the above-referenced securities in reliance on the statutory exemption from registration in Sections 4(2) and 4(6) of the Securities Act of 1933, and on Rule 506 under the Securities Act of 1933. The disclosure about the private placement and related agreements contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing reports with the SEC, and as permitted under Rule 135c under the Securities Act.

Consulting Agreement with New Castle Consulting

On May 9, 2007, the Company entered into a Consulting Agreement with New Castle Consulting, LLC, a New York limited liability company (“New Castle”), pursuant to which New Castle will provide investor relations and/or market relations services. In consideration for New Castle’s services under the agreement, the Company issued New Castle 1,100,000 shares of unregistered common stock, with no registration rights. The securities were issued to New Castle in a private placement exempt from registration under the Securities Act of 1933. Therefore, no such securities may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Specifically, the Company offered and sold the above-referenced securities in reliance on the statutory exemption from registration in Sections 4(2) of the Securities Act of 1933, and on Rule 506 under the Securities Act of 1933. The disclosure about the private placement and related agreements contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing reports with the SEC, and as permitted under Rule 135c under the Securities Act.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 above relating to the Company’s issuance of securities to Mr. Olah and New Castle are incorporated into this Item 3.02 by this reference.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectre Gaming, Inc.

Date: May 22, 2007	By:	/s/ Kevin M. Greer
Kevin M. Greer, Chief Financial Officer